                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                              ELAMEX, S.A. de C.V.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

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

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Elamex, S.A. de C.V.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Elamex, S.A. de C.V. ("the Company" or "Elamex"), a Mexican Corporation, will be held on April 24, 2003 at 9:00 A.M., local time, at Hotel Fiesta Inn, Paseo Triunfo de la Republica 3451, Cd. Juarez, Chih. Mexico 32315 for the following purposes:

         A. Annual Meeting
           1. To present the business reports on Elamex for the 2002 fiscal year.
           2.   To present an Audit Committee report.
           3. To present and approve the Audited Financial Statements for the fiscal year ended December 31, 2002 and a report by the Statutory Auditor and reports by management.
           4. To elect the Board of Directors and Statutory Auditor and fee disclosure.
           5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         The foregoing items of business are fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 10, 2003 are entitled to notice of the Meeting and any adjournment thereof.

         All shareholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to mark, sign and return, as promptly as possible by mail or facsimile, the enclosed proxy card. Any shareholder attending the Meeting may vote in person even if he or she has already returned a proxy. To attend the Meeting, a shareholder must show an admission ticket, which shall be issued at his or her request 48 (forty-eight) hours before the Meeting. To obtain a ticket, call Daniel L. Johnson or Dolores Sierra at (915) 298-3064 in El Paso, Texas, and ask that a ticket be reserved. The vote of every shareholder is important. The Board of Directors and management look forward to greeting those shareholders who are able to attend.


                                                     Sincerely,



                                                     Daniel L. Johnson
                                                     Secretary


Calle Mayas No. 7710
Parque Industrial Fernandez,
Cd. Juarez, Chih., Mexico 32360
March 31, 2003.

                              ELAMEX, S.A. DE C.V.

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed Proxy is solicited on behalf of Elamex, S.A. de C.V. (herein the "Company" or "Elamex"), for use at the Annual Meeting of Shareholders to be held on April 24, 2003 at 9:00 A.M., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice. The Meeting will be held at the Hotel Fiesta Inn, Paseo Triunfo de la Republica 3451, Cd. Juarez, Chih., Mexico 32315. The Company's telephone number is (915) 298-3061. The mailing address of the principal executive office is 1800 Northwestern Drive, El Paso, Texas 79912.

         These proxy solicitation materials were mailed on or about March 31, 2003 to all shareholders of record at the close of business on March 10, 2003 (the "Record Date"). A copy of the Company's Audited Financial Statements, the business reports and the Statutory Auditor's Report for the year ended December 31, 2002 ("Fiscal 2002"), will be available for the Shareholders fifteen days prior to the Meeting of Shareholders.

RECORD DATE; OUTSTANDING SHARES

         Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Meeting and any adjournment thereof. At the Record Date, 7,789,261 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Daniel L. Johnson, Secretary) a written notice of revocation or duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

         The Company's Common Stock is the only stock entitled to be voted at the Meeting. Ownership of more than 5% of such stock by persons is set forth under the heading "Security Ownership of Certain Beneficial Owners."

         On all matters each share has one vote.

         Each proxy will be voted with respect to all shares represented by it in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies.

         Any proxy on which no directions are specified will be voted for the election of directors and in favor of the actions described by the proxy.

         The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Certain of the Company's directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone, telegram, facsimile, email, or regular mail.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR 2003

         Proposals of shareholders of the Company which are to be presented by such shareholders at the Company's Annual Meeting for the year ended December 31, 2003 ("Fiscal 2003") must be received by the Company no later than December 8, 2003 in order that they may be included in the Proxy Statement and form of proxy relating to that Meeting.


                      (THIS SPACE INTENTIONALLY LEFT BLANK)

                                 ANNUAL MEETING
                                  PROPOSAL ONE

                   ELECTION OF DIRECTORS AND STATUTORY AUDITOR


         At an Extraordinary Meeting of Shareholders held on April 19, 2002, the Company's shareholders approved an amendment to the Company's Bylaws requiring that the Company's Board of Directors be comprised of an odd number of at least seven (7) members. Prior to that time, the Company's Board was composed of at least eleven (11) Directors. For 2002, the Company had a Board of Directors composed of seven (7) Directors. It is the desire of the Company to have a Board of Directors composed of seven (7) for 2003.

         Robert J. Whetten, a Director since 1994, will not stand for re-election. Fernando Ruiz-Sahagun, a Director in 2002, if approved by the Company's shareholders at the Meeting, will serve as the Company's Statutory Auditor, a non-voting position required by Mexican corporate regulations. As such, he will not stand for re-election as a Director. He will replace Jose O. Garcia Mata, who has been the Company's Statutory Auditor since 1999. To fill the Director positions being vacated by Mr. Whetten and Mr. Ruiz-Sahagun, Martin
W. Pitts and Byram E. Dickes have been nominated by the Company's Board of Directors.

NOMINEES

         Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Company's nominees named below. Any proxy executed in such a manner, as not to withhold authority to vote for the election of any nominee, shall be deemed to grant such authority. Persons receiving the vote of a majority of all shares issued by the Company and in circulation will be elected as Directors and Statutory Auditor.

         In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in such a way that will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxyholders. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

         The term of office of each person elected as a Director and Statutory Auditor will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

         The election of Directors and Statutory Auditor is not related to or conditional on the approval of other matters.

         The names of the nominees, and certain information about them, are set forth below:

                                                                                        DIRECTOR
NAME OF NOMINEE               AGE        POSITION                                       SINCE
--------------------------------------------------------------------------------------------------
Eloy S. Vallina               65         Chairman of the Board of Directors             1990
Eloy Vallina Garza            31         Director                                       1997
Benito Bucay                  71         Director                                       2002
Richard P. Spencer            59         Director                                       2001
Keith A. Cannon               62         Director                                       2001

Martin W. Pitts               61         Director                               Nominee 2003
Byram E. Dickes               66         Director                               Nominee 2003
Fernando Ruiz-Sahagun         60         Statutory Auditor                      Nominee 2003



                      (THIS SPACE INTENTIONALLY LEFT BLANK)

ELOY S. VALLINA - DIRECTOR AND CHAIRMAN OF THE BOARD
         Mr. Vallina is Chairman of the Board of Accel, S.A. de C.V. and its predecessor, Grupo Chihuahua, S.A. de C.V., since its inception in 1979. He is also chairman of Kleentex Corp., and a Director of Tropical Sportswear International, Inc. Mr. Vallina was Chairman of Banco Comercial Mexicano, later Multibanco Comermex, one of Mexico's largest commercial banks at that time, from 1971 until all Mexican private banks were expropriated in 1982. He graduated with a B.A. in Business Administration from the Instituto Tecnologico de Estudios Superiores de Monterrey. He serves on the Company's Directors Executive Committee.

ELOY VALLINA GARZA - DIRECTOR
         Mr. Vallina is currently Vice President of Jeronimo Services, Inc. He is also a Director of Accel, S.A. de C.V., Almacenadora, S.A., Silver Eagle Oil, Inc., Tropical Sportswear International, Inc., and Copamex. Mr. Vallina is a graduate of the Universidad de Monterrey, where he received a B.A. in Business Administration. He serves on the Company's Directors Executive Committee.

BENITO BUCAY F. - DIRECTOR
         Mr. Bucay is Managing Director of Grupo Industrial Bre and Consulting Partner, Analitica Consultores, Mexico. Mr. Bucay received a B.S. in Chemical Engineering from the Universidad Nacional Autonoma de Mexico. He has degrees in Finance and Management from the University of Chicago, Operations Research and Computer Science from the University of Oklahoma and Project Management from the University of California at Los Angeles. Mr. Bucay was the Chief Executive Officer of Industrial Resistol, and Senior Vice President of Grupo DESC. He is a Director of Tropical Sportswear International, Inc. and a member of the International Advisory Group of West Energy, Inc Canada. He serves on the Company's Directors Executive Committee and is a member of the Company's Audit Committee.

RICHARD P. SPENCER - DIRECTOR
         Mr. Spencer joined the Company as President and Chief Executive Officer on February 1, 2001. Prior to his appointment, Mr. Spencer, was President and Chief Executive Officer of Silver Eagle Refining Inc., with refineries located in western Wyoming and near Salt Lake City, Utah. He has served as President and Chief Executive Officer of two different regional banks, as the head of corporate lending in Mexico for Bank of America, as well as other executive positions with Bank of America, Citibank, and other business entities. He received an M.B.A. degree from Harvard University. He serves on the Company's Directors Executive Committee.

KEITH A. CANNON - DIRECTOR
         Mr. Cannon is a Securities Branch Manager of Wilson-Davis & Co., with a variety of domestic and international clients. He also acts as a consultant and director to such publicly traded companies as Global e-Point Technology Systems, Inc., Montgomery Realty Group, Inc., and MBA Holdings, Inc. Mr. Cannon received his M.S. degree from the University of Utah. He serves on the Company's Audit Committee.

MARTIN W. PITTS - DIRECTOR
         Mr. Pitts is a nominee for 2003 and has not served previously on the Company's Board of Directors. Mr. Pitts retired in January 2001 from KPMG where he served as Partner since 1975. During his career at KPMG, he served a wide range of clients, including investor-owned utilities, real estate companies, wholesale distributors, apparel companies and international companies. He was a member of the American Institute of Certified Public Accountants, the Texas Institute of Certified Public Accountants and the El Paso Chapter of Certified Public Accountants. He also has served as Chairman of the National Association of Accountants and was the recipient of the District Accountant Advocate of the Year by the U.S. Small Business Administration. He currently serves as a Director and member of the Audit Committee of Tropical Sportswear International, Inc. Mr. Pitts will serve on the Company's Audit Committee.

BYRAM E. DICKES - DIRECTOR
         Mr. Dickes is President and Director of Chase Franklin Corporation, a private venture capital Company. He is a director of a number of private companies engaged in consulting, printing, catalog merchandising, metal marking and agriculture. He was a member of the Board of Directors of Franklin Connections at the time Elamex acquired Franklin Connections. He holds an M.B.A. from the Harvard Graduate School of Business.


FERNANDO RUIZ SAHAGUN - STATUTORY AUDITOR
         Mr. Ruiz-Sahagun is a founder and Senior Partner of the Mexican tax consulting firm of Chevez, Ruiz, Zamarripa in Mexico City. His firm is associated with KPMG. Mr. Ruiz is a member of the Board of Directors of Accel, S.A. de C.V. Additionally, Mr. Ruiz is a member of the Board of Directors of Kimberly Clark de Mexico, S.A. de C.V., Grupo Financiero IXE, S.A., BASF de Mexico, S.A. de C.V. and ISPAT International, N.V. He is a member of the College of Public Accountants of Mexico and of the International Fiscal Association. Mr. Ruiz Sahagun received his CPA degree from the Universidad Nacional Autonoma de Mexico. During 2002, the Company paid Chevez, Ruiz, Zamarripa, S.C. approximately $82,000 in fees for Mexican Tax Consulting.

REQUIRED VOTE

         The vote of the majority of all shares issued by the Company and in circulation at the Annual Meeting is required for a nominee to be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.



                      (THIS SPACE INTENTIONALLY LEFT BLANK)

BOARD MEETINGS AND COMMITTEES

         The Company's Bylaws state that the Company may have an Executive Committee, an Audit Committee and a Compensation Committee. During 2002 the Company choose to have only an Executive Committee and an Audit Committee. With the concurrence of the Company's Audit Committee, the Board of Directors considered matters that otherwise would have related to the Compensation Committee. The Board of Directors of the Company held a total of four (4) meetings during fiscal 2002. The Executive Committee met twelve (12) times and the Audit Committee met six (6) times during fiscal 2002. During 2003, it is anticipated that the Board of Directors will have at least an Executive Committee and an Audit Committee. The Company's Bylaws grant the Executive Committee authority over ordinary management decisions and it can take certain actions on behalf of the Board. The Audit Committee examines and considers matters relating to the financial affairs of the Company, including selection of the Company's independent auditors, reviewing the Company's financial statements, the scope of the independent annual audit and internal audits, and the independent accountants' letter to management concerning the Company's internal financial and accounting controls. Please see the Audit Committee Report herein.

         It is anticipated that the Company's Executive Committee will be composed of Messrs. Eloy S. Vallina (Chairman), Eloy Vallina Garza, Benito Bucay and Richard P. Spencer. It is anticipated that the Audit Committee will be composed of Messrs. Martin W. Pitts (Chairman), Benito Bucay and Keith A. Cannon.

DIRECTOR COMPENSATION

         For 2003, all Directors including the Chairman and Statutory Auditor, but excluding Richard P. Spencer, the President and Chief Executive Officer of the Company, will be paid $1,538 for each Board and Committee meeting attended. Assuming twelve Board meetings and four Audit committee meetings, it is anticipated that the Company will pay approximately $154,000 in Directors' fees for fiscal 2003.

         Except for the Chairman and the President, Directors receive no other fees or compensation from the Company. The Company reimburses its Directors for all travel related expenses.

OFFICER AND DIRECTOR INDEMNIFICATION

         The Company indemnifies its executive officers, directors, and certain significant employees in some respects broader than the specific indemnification provisions contained in the Mexican General Corporation Law. These provisions provide, among other things, for indemnification of the executive officers, directors, and certain significant employees in proceedings brought by third parties and in shareholder derivative suits. These provisions also provide for advancement of expenses to the indemnified party. These indemnification provisions have been previously approved by the majority vote of the disinterested shareholders of the Company.


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                                       8

                             AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors of Elamex, S.A. de C.V. (the Board), the Audit Committee of the Board (the Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2002, the Committee met six (6) times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer, controller and independent auditors prior to public release. The Committee has reviewed and reassessed its charter and recommends no change at this time.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors, the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002, with management and the independent auditors. The Committee also met with the independent auditors, without management present, to review the financial statements and make appropriate inquiries. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements. The Audit Committee's responsibility is to monitor and oversee these processes.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the U.S. Securities and Exchange Commission.


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                                       9

                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Company's Bylaws provide that the Company's Audit Committee will select the Company's independent auditors. This authority is consistent with the Sarbanes-Oxley Act.

         The Audit Committee, when organized after the election of Directors at the Meeting, will evaluate the external audit requirements of the Company and select the Company's independent auditors for fiscal 2003.

         Deloitte and Touche LLP was the Company's independent auditors for fiscal 2002. Deloitte became the Company's independent auditors for the fiscal year commencing 1999. The aggregate audit fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $302,000. In addition, fees paid to Deloitte for services other than audit fees for the fiscal year ended December 31, 2002 were $ 163,000. The Audit Committee has considered and concluded that the provision of non-audit services is compatible with maintaining the principal accountant's independence.


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                                       10

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


         The following table, except as otherwise indicated, sets forth as of March 10, 2003 information relating to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock.



                                                                  APPROXIMATE
      NAME AND ADDRESS OF             AMOUNT                      PERCENTAGE
        BENEFICIAL OWNER              OWNED                          OWNED
        ----------------              -----                          -----

Accel, S. A. de C. V. (1)            4,418,193                       56.7%
Avenida Zarco No. 2401
31020 Chihuahua, Chih. Mexico



(1) Mr. Vallina directly owns 132,569,957 shares, or 39.67%, of the outstanding voting common stock of Accel. In addition, Mr. Vallina controls companies that hold 79,695,935 shares, or 23.85%, of the outstanding voting common stock of Accel. Accel, in turn, owns approximately 56.7% of the outstanding common stock of Elamex.

                         EXECUTIVE OFFICERS COMPENSATION


EXECUTIVE COMPENSATION

         During the year ended December 31, 2002, Elamex paid, either directly or through a related Company, an aggregate of $ 1.1 million to all of its officers, including the Chairman of the Board, as a group for services in all capacities. During such year, the Company and a related Company set aside or accrued an aggregate of $15,000 to provide pension, retirement or similar benefits for its officers pursuant to existing plans, consisting solely of a 401(k) plan for its U.S. based officers. During 2002, the Board of Directors of the Company granted 200,000 stock options at $2.00 per share and 70,730 stock options at $6.00 per share to officers of the Company. Compensation cost recognized during 2002 in connection with these options was $321 thousand.

                               COMPENSATION REPORT

COMPENSATION PHILOSOPHY

         The Company's executive compensation policies are designed to attract and retain qualified personnel by providing competitive compensation and to reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentives to executive officers, a percentage of their annual compensation may be paid as a bonus. The amount of the bonus for each person is determined on the basis of several indicators of corporate performance and approved by the Company's Board of Directors, or its Executive Committee, Audit Committee and/or Compensation Committee as needed.

COMPENSATION PLANS

The following are the key components of the Company's executive officers compensation:

BASE COMPENSATION. The Company establishes base salaries for executive officers based on its review of base salaries of executive officers in companies of comparable size and in similar industries.

BONUSES. The Company may pay cash incentive bonuses to executive officers and other key employees. The Company also pays sales incentive bonuses to sales personnel. Bonuses are paid to executive officers annually, based on yearly assessment by the Board of Directors.

LONG TERM INCENTIVE COMPENSATION. At the Extraordinary meeting of Elamex shareholders on April 19, 2002, the Elamex shareholders authorized the Company's Board of Directors to approve and implement long-term Company stock option incentive plans, with the total of stock options to be outstanding at any time being not more than 850,000 options. As of December 31, 2002 (no additional stock options have been granted since this date), the following stock options have been granted but not yet exercised:

                                                        STOCK PRICE AT  EXERCISE
NAME                 TITLE                     OPTIONS  DATE OF GRANT   PRICE
----                 -----                     -------  -------------   -----
Richard P. Spencer   President/CEO             200,000  $5.35           $2.00
                     Elamex, S.A. de C.V.
Richard D. Condie    President/CEO              38,210  $5.35           $6.00
                     Franklin Connections L.P.

Thomas J. Benson     Chief Financial Officer    17,500  $5.35           $6.00
                     Elamex, S.A. de C.V.
Robert Clements      Executive Vice President    7,500  $5.35           $6.00
                     Sales
                     Franklin Connections L.P.
Richard Bookout      Vice President              7,500  $5.35           $6.00
                     Manufacturing
                     Franklin Connections L.P.

                                  OTHER MATTERS


         The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Company may recommend.


                                                       THE BOARD OF DIRECTORS


Dated: March 31, 2003